As filed with the Securities and Exchange Commission on March 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Stardust Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	2800	99-3863616
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Stardust Power Inc. 2024 Equity Incentive Plan

(Full titles of the plans)

15 E. Putnam Ave, Suite 378
Greenwich, CT 06830
Telephone: (800) 742-3095

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roshan Pujari
Chief Executive Officer
Stardust Power Inc.
15 E. Putnam Ave, Suite 378
Greenwich, CT 06830
Telephone: (800) 742-3095

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gina Hancock

Gibson, Dunn & Crutcher LLP

2001 Ross Avenue, Suite 2100

Dallas, TX 75201-2923

(214) 698-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Stardust Power Inc. (the “Registrant”) for the purpose of registering an additional (i) 732,159 shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”) that became issuable under the Stardust Power Inc. 2024 Equity Incentive Plan (the “Plan”) pursuant to the provisions of the Plan providing for automatic increases in the number of shares reserved for issuance thereunder (the “Evergreen Shares”) and (ii) 82,000 shares of Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan (the “Recycled Shares”).

The Evergreen Shares and the Recycled Shares are securities of the same class as other securities for which a Registration Statement on Form S-8 was filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 18, 2024 (File No. 333-282189) (the “Prior Registration Statement”). The Recycled Shares were previously registered under the Prior Registration Statement and do not represent an increase in the total number of shares of Common Stock that may be issued pursuant to the Plan.

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of the Common Stock issuable under the Plan, are incorporated herein by reference and made part of this Registration Statement, except as modified hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Certificate of Incorporation of Global Partner Acquisition Corp II (incorporated by reference to Exhibit 3.1 to Stardust Power Inc.’s Current Report on Form 8-K, filed with the SEC on July 12, 2024).
4.2	Bylaws of Global Partner Acquisition Corp II (incorporated by reference to Exhibit 3.2 to Stardust Power Inc.’s Current Report on Form 8-K, filed with the SEC on July 12, 2024).
5.1*	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	Consent of KNAV CPA LLP
23.2*	Consent of Gibson, Dunn & Crutcher LLP (filed as part of Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page of this registration statement on Form S-8).
99.1	Stardust Power Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to Stardust Power Inc.’s Current Report on Form 8-K, filed with the SEC on July 12, 2024).
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut on the 13 day of March, 2026.

STARDUST POWER INC.

By:	/s/ Roshan Pujari
Name:	Roshan Pujari
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roshan Pujari, Udaychandra Devasper and Bruce Czachor, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act), including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Roshan Pujari	Chief Executive Officer and Chairman	March 13, 2026
Roshan Pujari	(Principal Executive Officer)

/s/ Udaychandra Devasper	Chief Financial Officer	March 13, 2026
Udaychandra Devasper	(Principal Financial Officer and Principal Accounting Officer)

/s/ Sudhindra Kankanwadi	Director	March 13, 2026
Sudhindra Kankanwadi

/s/ Charlotte Nangolo	Director	March 13, 2026
Charlotte Nangolo

/s/ Michael Earl Cornett Sr.	Director	March 13, 2026
Michael Earl Cornett Sr.

/s/ Anupam Agarwal	Director	March 13, 2026
Anupam Agarwal

/s/ Mark Rankin	Director	March 13, 2026
Mark Rankin